Exhibit 99.1

ANNOUNCEMENT OF NAME CHANGE

FROM FUTURE ENERGY CORP. TO MARILYNJEAN INTERACTIVE INC.

Vancouver, British Columbia – April 8, 2013 – MarilynJean Interactive Inc. (formerly Future Energy, Corp.) (the “Company”) (OTCBB: FEGY) is pleased to announce that it has changed its name to MarilynJean Interactive Inc. which was effective with the Secretary of State of Nevada as of April 4, 2013.

The Company anticipates the name change will become effective with the Over-the-Counter Bulletin Board at the opening for trading on April 9, 2013 under the new stock symbol “MJMI”.  The Company’s new CUSIP number is 56782D107.

On behalf of the Board of Directors,

MARILYNJEAN INTERACTIVE INC.

“Filip Stoj”

Filip Stoj

Chief Financial Officer, Secretary,

Treasurer and Director